Exhibit 99.1

FOR IMMEDIATE RELEASE

October 29, 2020

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

REPORTS 2020 THIRD QUARTER FINANCIAL RESULTS

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended September 30, 2020 and 2019:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $241.3 million, or $2.82 per diluted share, during the third quarter of 2020, as compared to $97.2 million, or $1.10 per diluted share, during the comparable quarter of 2019.  Net revenues increased 3.2% to $2.913 billion during the third quarter of 2020 as compared to $2.822 billion during the third quarter of 2019.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the third quarter of 2020 was $246.5 million, or $2.88 per diluted share, as compared to $176.3 million, or $1.99 per diluted share, during the third quarter of 2019.

Included in our reported and adjusted net income attributable to UHS during the three-month period ended September 30, 2020 were the following:

•

A favorable impact of approximately $21.4 million, or $0.25 per diluted share, resulting from $28 million of net revenues recorded in connection with the California Medicaid supplemental payment program related to our acute care hospitals.  Approximately $11 million of these supplemental revenues were attributable to the first nine months of 2020 and $17 million were attributable to prior years, and;

•

An unfavorable impact of approximately $4.7 million, or $0.06 per diluted share, resulting from a reversal of previously recorded grant income revenues of approximately $5 million, as provided for by the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), as discussed below in CARES Act and Other Governmental Grants and Medicare Accelerated Payments.

As reflected on the Supplemental Schedule, included in our reported results during the third quarter of 2020, was a net aggregate unfavorable after-tax impact of $5.2 million, or $.06 per diluted share, consisting of the following: (i) an after-tax unrealized loss of $2.1 million, or $.02 per diluted share, ($2.7 million pre-tax which is included in “Other (income) expense, net”), resulting from a decrease in the market value of shares of certain marketable securities held for investment and classified as available for sale, and; (ii) a unfavorable after-tax impact of $3.1 million, or $.04 per diluted share, resulting from our adoption of ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”).

As reflected on the Supplemental Schedule, included in our reported results during the third quarter of 2019, is an aggregate net unfavorable after-tax impact of $79.1 million, or $.89 per diluted share, resulting from: (i) an unfavorable after-tax impact of $74.6 million, or $.84 per diluted share, resulting from a $97.6 million provision for asset impairment recorded in connection with Foundations Recovery Network, L.L.C.; (ii) an unfavorable after-tax impact of $6.2 million, or $.07 per diluted share, resulting from the non-deductible portion of the net federal and state income taxes due on the settlement finalized in July, 2020 with the

Department of Justice, Civil Division, and; (iii) a favorable after-tax impact of $1.7 million, or $.02 per diluted share, resulting from our adoption of ASU 2016-09.

Included in our reported and our adjusted net income attributable to UHS during the third quarter of 2019 is a pre-tax unrealized loss of $15.2 million, or $.13 per diluted share (included in “Other (income) expense, net”), resulting from a decrease in the market value of shares of certain marketable securities held for investment and classified as available for sale.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $471.0 million during the third quarter of 2020, as compared to $297.4 million during the third quarter of 2019. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, and the above-mentioned provision for asset impairment recorded during the third quarter of 2019, was $472.8 million during the third quarter of 2020 as compared to $404.4 million during the third quarter of 2019.

COVID-19

The impact of the COVID-19 pandemic, which began during the second half of March, 2020, has had a material unfavorable effect on our operations and financial results since that time, before giving effect to the revenues recorded in connection with the CARES Act and other governmental grants as discussed below in CARES Act and Other Governmental Grants and Medicare Accelerated Payments. Patient volumes at both our acute care and behavioral health care facilities were most significantly reduced in March and April. Our acute care and behavioral health facilities began experiencing gradual and continued improvement in patient volumes since May as various states eased stay-at-home restrictions and acute care hospitals were permitted to resume elective surgeries and procedures.  Although many of our acute care and behavioral health facilities are located in states that have continued to experience intermittent increases in COVID-19 infections, non-COVID-19 patient volumes at our hospitals have not been as dramatically impacted in recent months by increases experienced from time-to-time in COVID-19 patient volumes. We believe that the adverse impact that COVID-19 will have on our future operations and financial results will depend upon many factors, most of which are beyond our capability to control or predict.

Consolidated Results of Operations, As Reported and As Adjusted  – Nine-month periods ended September 30, 2020 and 2019:

Reported net income attributable to UHS was $635.2 million, or $7.40 per diluted share, during the nine-month period ended September 30, 2020, as compared to $569.7 million, or $6.35 per diluted share, during the first nine months of 2019.  Net revenues decreased slightly to $8.472 billion during the first nine months of 2020 as compared to $8.482 billion during the comparable period of 2019.

As reflected on the Supplemental Schedule, our adjusted net income attributable to UHS during the nine-month period ended September 30, 2020 was $646.9 million, or $7.53 per diluted share, as compared to $646.7 million, or $7.21 per diluted share, during the first nine months of 2019.

Our reported and adjusted net income attributable to UHS during the nine-month period ended September 30, 2020 included the following:

•

A favorable impact of $157.2 million, or $1.84 per diluted share, resulting from the recording of approximately $213 million of grant income revenues, as discussed below in CARES Act and Other Governmental Grants and Medicare Accelerated Payments, and;

•

A favorable impact of $21.4 million, or $0.25 per diluted share, resulting from the above-mentioned $28 million of net revenues recorded during the third quarter of 2020 in connection with the California Medicaid supplemental payment program.

As reflected on the Supplemental Schedule, included in our reported results during the nine-month period ended September 30, 2020, was a net aggregate unfavorable after-tax impact of $11.6 million, or $.13 per diluted share, consisting of the following: (i) an after-tax unrealized loss of $7.2 million, or $.08 per diluted share, ($9.4 million pre-tax which is included in “Other (income) expense, net”), resulting from a decrease in the market value of shares of certain marketable securities held for investment and classified as available for sale, and; (ii) an unfavorable after-tax impact of $4.4 million, or $.05 per diluted share, resulting from our adoption of ASU 2016-09.

As reflected on the Supplemental Schedule, included in our reported results during the nine-month period ended September 30, 2019, is an aggregate net unfavorable after-tax impact of $77.0 million, or $.86 per diluted share, resulting from: (i) an unfavorable after-tax impact of $74.6 million, or $.84 per diluted share, resulting from a $97.6 million provision for asset impairment recorded in connection with Foundations Recovery Network, L.L.C.; (ii) an unfavorable after-tax impact of $14.6 million, or $.16 per diluted share, resulting from the non-deductible portion of the net federal and state income taxes due on the settlement finalized in July, 2020 with the Department of Justice, Civil Division, and; (iii) a favorable after-tax impact of $12.1 million, or $.14 per diluted share, resulting from our adoption of ASU 2016-09.

Included in our reported and our adjusted net income attributable to UHS during the nine-month period ended September 30, 2019 is a pre-tax unrealized loss of $12.5 million, or $.11 per diluted share (included in “Other (income) expense, net”), resulting from a decrease in the market value of shares of certain marketable securities held for investment and classified as available for sale.

As calculated on the attached Supplemental Schedule, our EBITDA net of NCI was $1.303 billion during the first nine months of 2020, as compared to $1.222 billion during the first nine months of 2019. Our Adjusted EBITDA net of NCI, which excludes the impact of other (income) expense, net, and the increase in the Department of Justice settlement reserve and the provision for asset impairment, both of which were recorded during the first nine months of 2019, was $1.311 billion during the nine-month period ended September 30, 2020 and $1.336 billion during the comparable period of 2019.

Acute Care Services – Three and nine-month periods ended September 30, 2020 and 2019:

During the third quarter of 2020, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) decreased 17.3% and adjusted patient days decreased 1.6%, as compared to the third quarter of 2019. At these facilities, excluding the CARES Act and other grant income revenues of approximately $4 million recorded during the third quarter of 2020, net revenue per adjusted admission increased 26.2% while net revenue per adjusted patient day increased 6.0% during the third quarter of 2020 as compared to the third quarter of 2019. During the third quarter of 2020, as compared to the third quarter of 2019, net revenues generated from our acute care services on a same facility basis increased 5.5% including the impact of the CARES Act and other grant income revenues, and increased 5.2% excluding the impact of the CARES Act and other grant income revenues.

During the nine-month period ended September 30, 2020, at our acute care hospitals on a same facility basis, adjusted admissions decreased 15.4% and adjusted patient days decreased 6.6%, as compared to the first nine months of 2019. At these facilities, excluding the CARES Act and other grant income revenues of approximately $161 million recorded during the first nine months of 2020, net revenue per adjusted admission increased 13.8% while net revenue per adjusted patient day increased 3.0% during the nine-month period ended September 30, 2020 as compared to the comparable nine-month period of 2019. During the first nine months of 2020, as compared to the comparable period of 2019, net revenues generated from our acute care services on a same facility basis increased 0.8% including the CARES Act and other grant income revenues, and decreased 2.8% excluding the CARES Act and other grant income revenues.

Behavioral Health Care Services – Three and nine-month periods ended September 30, 2020 and 2019:

During the third quarter of 2020, at our behavioral health care facilities on a same facility basis, adjusted admissions decreased 5.6% while adjusted patient days decreased 3.6% as compared to the third quarter of 2019. At these facilities, excluding the impact of the CARES Act and other grant income revenue reversal of approximately $9 million recorded during the third quarter of 2020, net revenue per adjusted admission increased 8.0% while net revenue per adjusted patient day increased 5.7% during the third quarter of 2020 as compared to the comparable quarter in 2019. During the third quarter of 2020, as compared to the third quarter of 2019, net revenues generated from our behavioral health care services on a same facility basis increased 1.2% including the impact of the CARES Act and other grant income revenue reversal, and increased 1.9% excluding the impact of the CARES Act and other grant income revenue reversal.

During the nine-month period ended September 30, 2020, at our behavioral health care facilities on a same facility basis, adjusted admissions decreased 7.6% and adjusted patient days decreased 5.1%, as compared to the first nine months of 2019. At these facilities, excluding the CARES Act and other grant income revenues of approximately $52 million recorded during the first nine months of 2020, net revenue per adjusted admission increased 6.6% while net revenue per adjusted patient day increased 3.8% during the first nine months of 2020 as compared to the comparable period of 2019. During the first nine months of 2020, as compared to the comparable period of 2019, net revenues generated from our behavioral health care services on a same facility basis decreased 0.2% including the CARES Act and other grant income revenues, and decreased 1.5% excluding the CARES Act and other grant income revenues.

Net Cash Provided by Operating Activities and Liquidity:

Net Cash Provided by Operating Activities:

For the nine months ended September 30, 2020, our net cash provided by operating activities increased to $2.218 billion as compared to $1.105 billion generated during the first nine months of 2019.

The $1.113 billion net increase was due to: (i) a favorable change of $878 million resulting from the Medicare accelerated payments and deferred CARES Act and other grants; (ii) a favorable change of $111 million due to the payment deferral of the employer’s share of Social Security taxes, as provided for by the CARES Act; (iii) a favorable change of $52 million in accrued and deferred income taxes; (iv) a favorable change of $49 million in accounts receivable; (v) a favorable change $30 million in other working capital accounts due primarily to the timing of accounts payable disbursements, and; (vi) $7 million of other combined net unfavorable changes.

Liquidity:

As of September 30, 2020, there were no borrowings outstanding pursuant to our $1 billion revolving credit facility or our $450 million accounts receivable securitization program.  As of that date, we had $1.447 billion of aggregate available borrowing capacity pursuant to the terms of these debt facilities, net of outstanding letters of credit.

In addition, as of September 30, 2020, we had approximately $1.101 billion of cash and cash equivalents.

CARES Act and Other Governmental Grants and Medicare Accelerated Payments:

As of September 30, 2020, we have received an aggregate of $1.091 billion as follows:

•	Approximately $396 million of funds received from various governmental stimulus programs, most notably the Public Health and Social Services Emergency Fund, as provided for by the CARES Act.
o	Included in our reported and adjusted net income attributable to UHS for the three-month period ended September 30, 2020, was an unfavorable impact of $4.7 million, or $0.06 per diluted share, resulting from a reversal of previously recorded CARES Act and other grant income revenues of approximately $5 million.  During the third quarter of 2020, approximately $4 million of grant income revenues were recorded by our acute care services, while our behavioral health services reversed approximately $9 million of previously recorded CARES Act and other grant income revenues.

o

Included in our reported and adjusted net income attributable to UHS for the nine-month period ended September 30, 2020, was the favorable impact of $157.2 million, or $1.84 per diluted share, resulting from the recording of approximately $213 million of CARES Act and other grant income revenues.  Approximately $161 million of the grant income revenues were attributable to our acute care services and approximately $52 million were attributable to our behavioral health care services.

o

As of September 30, 2020, approximately $183 million of these funds remain in the Medicare accelerated payments and deferred CARES Act and other grants liability account in our condensed consolidated balance sheet.

•

Approximately $695 million of Medicare accelerated payments received. Pursuant to legislation enacted on October 1, 2020, these funds are required to be repaid to the government beginning in the second quarter of 2021 through the third quarter of 2022 through withholding of future Medicare revenues earned during those periods. There was no impact on our earnings during the three and nine-month periods ended September 30, 2020 in connection with receipt of these funds. As of September 30, 2020, the funds are included in the Medicare accelerated payments and deferred CARES Act and other grants liability account in our condensed balance sheet.

We recognized grant income net revenues related to the CARES Act and other governmental grant funding based on information available at September 30, 2020 based upon laws and regulations governing the funding as well as interpretations issued by the Department of Health and Human Services (“HHS”).  In October 2020, HHS issued new reporting requirements for the CARES Act funding. Due to these new reporting requirements and various interpretations, there is at least a reasonable possibility that amounts recorded under CARES Act funding will change in future periods.

Update on Previously Disclosed Information Technology Incident:

As previously disclosed on September 29, 2020, we experienced an information technology security incident in the early morning hours of September 27, 2020.  As a result of this cyberattack, we suspended user access to our information technology applications related to operations located in the United States. While our information technology applications were offline, patient care was delivered safely and effectively at our facilities across the country utilizing established back-up processes, including offline documentation methods.

Since that time, our information technology applications have been restored at our acute care and behavioral health hospitals, as well as at the corporate level, thereby re-establishing connections to all major systems and applications, including electronic medical records, laboratory and pharmacy systems. With the back-loading of data substantially complete at this point, our hospitals are resuming normal operations.

We have worked diligently with our information technology security partners to restore our information technology infrastructure and business operations as quickly as possible.  In parallel, we immediately began investigating the nature and potential impact of the security incident and engaged third-party information technology and forensic vendors to assist. Although the investigation remains ongoing, no evidence of unauthorized access, copying or misuse of any patient or employee data has been identified to date.

Conference call information:

We will hold a conference call for investors and analysts at 10:00 a.m. eastern time on October 30, 2020. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com. Also, a replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues were approximately $11.4 billion during 2019. In 2020, UHS was again recognized as one of the World’s Most Admired Companies by Fortune; ranked #281 on the Fortune 500; and listed #330 in Forbes ranking of U.S.’ Largest Public Companies.

Our operating philosophy is as effective today as it was 40 years ago, enabling us to provide compassionate care to our patients and their loved ones.  Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has more than 90,000 employees and through its subsidiaries operates 26 acute care hospitals, 330 behavioral health facilities, 41 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 37 U.S. states, Washington, D.C., Puerto Rico and the United Kingdom. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to the anticipated impact of COVID-19 on our operations and financial results, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended June 30, 2020), may cause the results to differ materially from those anticipated in the forward-looking statements.  These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.  Many of the factors that could affect our future results are beyond our control or ability to predict, including the impact of the COVID-19 pandemic. Our future operations and financial results will likely be materially impacted by developments related to COVID-19 including, but not limited to, the length of time and severity of the spread of the pandemic; the volume of cancelled or rescheduled elective procedures and the volume of COVID-19 patients treated at our hospitals and other healthcare facilities; measures we are taking to respond to the COVID-19 pandemic; the impact of government and administrative regulation and stimulus on the hospital industry and potential retrospective adjustment in future periods of CARES Act and other grant income revenues recorded as revenues in prior periods; declining patient volumes and unfavorable changes in payer mix caused by deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients as the result of business closings and layoffs); potential disruptions to our clinical staffing and shortages and disruptions related to supplies required for our employees and patients; and potential increases to expenses related to staffing, supply chain or other expenditures; the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, as well as risks associated with disruptions in the financial markets and the business of financial institutions as the result of the COVID-19 pandemic which could impact us from a financing perspective; and changes in general economic conditions nationally and regionally in our markets resulting from the COVID-19 pandemic. We are not able to fully quantify the impact that these factors will have on our future financial results, but expect developments related to the COVID-19 pandemic to materially affect our financial performance in 2020.  In addition, although we are unable to quantify the ultimate impact of the above-mentioned information technology security incident that we experienced in late September, 2020, the incident could have an adverse effect on our future results of operations.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, our adoption of ASU 2016-09, unrealized gains/losses resulting from changes in the market value of shares of certain marketable securities held for investment and classified as available for sale, and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of long-lived and intangible assets, changes in the reserve established in connection with our discussions with the Department of Justice, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Reports on Form 10-K for the year ended December 31, 2019 and Form 10-Q for the quarterly period ended June 30, 2020. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2020	2019	2020	2019
Net revenues	$2,912,541	2,822,453	$8,471,962	8,482,012

Operating charges:
Salaries, wages and benefits	1,406,348	1,408,226	4,147,027	4,157,253
Other operating expenses	666,665	762,174	1,982,202	2,079,518
Supplies expense	335,409	313,936	936,808	927,256
Depreciation and amortization	125,961	121,528	376,563	362,736
Lease and rental expense	28,488	27,660	84,967	80,320
	2,562,871	2,633,524	7,527,567	7,607,083

Income from operations	349,670	188,929	944,395	874,929
Interest expense, net	24,575	41,447	86,399	123,574
Other (income) expense, net	1,831	9,407	8,291	6,176
Income before income taxes	323,264	138,075	849,705	745,179
Provision for income taxes	79,172	37,205	204,649	165,646
Net income	244,092	100,870	645,056	579,533
Less: Net income attributable to noncontrolling interests	2,813	3,680	9,811	9,855
Net income attributable to UHS	$241,279	$97,190	$635,245	$569,678

Basic earnings per share attributable to UHS (a)	$2.84	$1.10	$7.44	$6.36

Diluted earnings per share attributable to UHS (a)	$2.82	$1.10	$7.40	$6.35

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2020	2019	2020	2019
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$241,279	$97,190	$635,245	$569,678
Less: Net income attributable to unvested restricted share grants	(790)	(243)	(1,987)	(1,414)
Net income attributable to UHS - basic and diluted	$240,489	$96,947	$633,258	$568,264

Weighted average number of common shares - basic	84,672	87,952	85,172	89,288

Basic earnings per share attributable to UHS:	$2.84	$1.10	$7.44	$6.36

Weighted average number of common shares	84,672	87,952	85,172	89,288
Add: Other share equivalents	575	403	415	231
Weighted average number of common shares and equiv. - diluted	85,247	88,355	85,587	89,519

Diluted earnings per share attributable to UHS:	$2.82	$1.10	$7.40	$6.35

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended September 30, 2020 and 2019
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	September 30, 2020	revenues	September 30, 2019	revenues
Net income attributable to UHS	$241,279		$97,190
Depreciation and amortization	125,961		121,528
Interest expense, net	24,575		41,447
Provision for income taxes	79,172		37,205
EBITDA net of NCI	$470,987	16.2%	$297,370	10.5%

Other (income) expense, net	1,831		9,407
Provision for asset impairment	-		97,631
Adjusted EBITDA net of NCI	$472,818	16.2%	$404,408	14.3%

Net revenues	$2,912,541		$2,822,453

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	September 30, 2020		September 30, 2019
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$241,279	$2.82	$97,190	$1.10
Plus/minus after-tax adjustments:
Unrealized gain on marketable securities held for sale	2,066	0.02	-	-
Increase in DOJ Reserve and related income taxes	-	-	6,214	0.07
Impact of ASU 2016-09	3,137	0.04	(1,724)	(0.02)
Provision for asset impairment, after-tax	-	-	74,583	0.84
Subtotal adjustments	5,203	0.06	79,073	0.89
Adjusted net income attributable to UHS	$246,482	$2.88	$176,263	$1.99

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Nine Months ended September 30, 2020 and 2019
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Nine months ended	% Net	Nine months ended	% Net
	September 30, 2020	revenues	September 30, 2019	revenues
Net income attributable to UHS	$635,245		$569,678
Depreciation and amortization	376,563		362,736
Interest expense, net	86,399		123,574
Provision for income taxes	204,649		165,646
EBITDA net of NCI	$1,302,856	15.4%	$1,221,634	14.4%

Other (income) expense, net	8,291		6,176
Increase in DOJ Reserve	-		10,978
Provision for asset impairment	-		97,631
Adjusted EBITDA net of NCI	$1,311,147	15.5%	$1,336,419	15.8%

Net revenues	$8,471,962		$8,482,012

Calculation of Adjusted Net Income Attributable to UHS

	Nine months ended		Nine months ended
	September 30, 2020		September 30, 2019
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$635,245	$7.40	$569,678	$6.35
Plus/minus after-tax adjustments:
Unrealized loss on marketable securities held for sale	7,193	0.08	-	-
Increase in DOJ Reserve and related income taxes	-	-	14,583	0.16
Impact of ASU 2016-09	4,412	0.05	(12,122)	(0.14)
Provision for asset impairment, after-tax	-	-	74,583	0.84
Subtotal adjustments	11,605	0.13	77,044	0.86
Adjusted net income attributable to UHS	$646,850	$7.53	$646,722	$7.21

Universal Health Services, Inc.
Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2020	2019	2020	2019
Net income	$244,092	$100,870	$645,056	$579,533
Other comprehensive income (loss):
Unrealized derivative gains (losses) on cash flow hedges	0	0	0	(3,925)
Foreign currency translation adjustment	14,245	(10,089)	(18,280)	(19,192)
Other comprehensive income (loss) before tax	14,245	(10,089)	(18,280)	(23,117)
Income tax expense (benefit) related to items of other comprehensive income (loss)	302	174	(908)	(676)
Total other comprehensive income (loss), net of tax	13,943	(10,263)	(17,372)	(22,441)

Comprehensive income	258,035	90,607	627,684	557,092
Less: Comprehensive income attributable to noncontrolling interests	2,813	3,680	9,811	9,855
Comprehensive income attributable to UHS	$255,222	$86,927	$617,873	$547,237

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$1,101,230	$61,268
Accounts receivable, net	1,574,751	1,560,847
Supplies	176,105	159,889
Other current assets	143,072	133,930
Total current assets	2,995,158	1,915,934

Property and equipment	9,652,778	9,106,377
Less: accumulated depreciation	(4,403,941)	(4,089,679)
	5,248,837	5,016,698
Other assets:
Goodwill	3,854,265	3,869,760
Deferred income taxes	19,936	16,189
Right of use assets-operating leases	330,172	326,518
Deferred charges	5,136	6,373
Other	556,258	516,778
Total Assets	$13,009,762	$11,668,250

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$94,504	$87,550
Accounts payable and other liabilities	1,625,262	1,272,374
Medicare accelerated payments and deferred CARES Act and other grants	878,480	0
Legal reserves	5,426	144,509
Operating lease liabilities	57,219	56,442
Federal and state taxes	7,335	2,515
Total current liabilities	2,668,226	1,563,390

Other noncurrent liabilities	488,457	329,932
Operating lease liabilities noncurrent	274,236	270,076
Long-term debt	3,514,673	3,896,577
Deferred income taxes	24,895	25,071

Redeemable noncontrolling interest	4,177	4,333

UHS common stockholders' equity	5,962,788	5,504,105
Noncontrolling interest	72,310	74,766
Total equity	6,035,098	5,578,871

Total Liabilities and Stockholders' Equity	$13,009,762	$11,668,250

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine months
	ended September 30,
	2020	2019
Cash Flows from Operating Activities:
Net income	$645,056	$579,533
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	376,563	362,736
(Gain) loss on sale of assets and businesses	2,124	(5,982)
Stock-based compensation expense	49,928	52,167
Cost related to extinguishment of debt	1,365	0
Provision for asset impairment	0	97,631
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	11,431	(37,332)
Accrued interest	(10,526)	(2,962)
Accrued and deferred income taxes	(2,095)	(53,714)
Other working capital accounts	119,948	90,262
Medicare accelerated payments and deferred CARES Act and other grants	878,480	0
Other assets and deferred charges	1,271	15,237
Other	115,431	(663)
Accrued insurance expense, net of commercial premiums paid	113,571	76,245
Payments made in settlement of self-insurance claims	(84,390)	(68,046)
Net cash provided by operating activities	2,218,157	1,105,112
Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(546,656)	(480,247)
Proceeds received from sales of assets and businesses	7,851	7,497
Acquisition of businesses and property	(52,009)	0
Inflows from foreign exchange contracts that hedge our net U.K. investment	22,453	34,484
Costs incurred for purchase and implementation of information technology applications	(5,345)	(18,240)
Investment in, and advances to, joint venture and other	(997)	(11,949)
Net cash used in investing activities	(574,703)	(468,455)
Cash Flows from Financing Activities:
Reduction of long-term debt	(1,173,590)	(68,175)
Additional borrowings	803,197	15,100
Financing costs	(8,256)	0
Repurchase of common shares	(200,098)	(587,976)
Dividends paid	(17,344)	(35,556)
Issuance of common stock	9,288	8,248
Profit distributions to noncontrolling interests	(15,175)	(11,887)
Purchase of ownership interests from minority member	(548)	0
Net cash used in financing activities	(602,526)	(680,246)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(706)	(1,259)
Decrease in cash, cash equivalents and restricted cash	1,040,222	(44,848)
Cash, cash equivalents and restricted cash, beginning of period	105,667	199,685
Cash, cash equivalents and restricted cash, end of period	$1,145,889	$154,837
Supplemental Disclosures of Cash Flow Information:
Interest paid	$93,579	$122,699
Income taxes paid, net of refunds	$208,460	$221,298
Noncash purchases of property and equipment	$76,402	$83,552
Right-of-use assets obtained in exchange for lease obligations	$47,679	$364,453

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

Same Facility:			% Change Quarter ended	% Change Nine Months Ended
			9/30/2020	9/30/2020
Acute Care Services
Revenues (a)			5.5%	0.8%
Revenues-excludes CARES Act and other grant income			5.2%	-2.8%
Adjusted Admissions			-17.3%	-15.4%
Adjusted Patient Days			-1.6%	-6.6%
Revenue Per Adjusted Admission-excludes CARES Act and other grant income			26.2%	13.8%
Revenue Per Adjusted Patient Day-excludes CARES Act and other grant income			6.0%	3.0%

Behavioral Health Care Services
Revenues (b)			1.2%	-0.2%
Revenues-excludes CARES Act and other grant income			1.9%	-1.5%
Adjusted Admissions			-5.6%	-7.6%
Adjusted Patient Days			-3.6%	-5.1%
Revenue Per Adjusted Admission-excludes CARES Act and other grant income			8.0%	6.6%
Revenue Per Adjusted Patient Day-excludes CARES Act and other grant income			5.7%	3.8%

(a) Includes CARES Act and other grant income of $4 million and $161 million recorded in the three and nine-months periods ended September 30, 2020, respectively.

(b) Includes the reversal of CARES Act and other grant income of $9 million and CARES Act and other grant income of $52 million recorded in the three and nine-months periods ended September 30, 2020, respectively.

UHS Consolidated	Third quarter ended		Nine months ended
	9/30/2020	9/30/2019	9/30/2020	9/30/2019
Revenues	$2,912,541	$2,822,453	$8,471,962	$8,482,012
EBITDA net of NCI	$470,987	$297,370	$1,302,856	$1,221,634
EBITDA Margin net of NCI	16.2%	10.5%	15.4%	14.4%
Adjusted EBITDA net of NCI	$472,818	$404,408	$1,311,147	$1,336,419
Adjusted EBITDA Margin net of NCI	16.2%	14.3%	15.5%	15.8%

Cash Flow From Operations			$2,218,157	$1,105,112
Days Sales Outstanding			51	50
Capital Expenditures			$546,656	$480,247

Debt			$3,609,177	$3,948,371
UHS' Shareholders Equity			$5,962,788	$5,389,215
Debt / Total Capitalization			37.7%	42.3%
Debt / EBITDA net of NCI (1)			2.02	2.50
Debt / Adjusted EBITDA net of NCI (1)			2.03	2.21
Debt / Cash From Operations (1)			1.41	2.76
Net Debt / EBITDA net of NCI (1) (2)			1.40
Net Debt / Adjusted EBITDA net of NCI (1) (2)			1.41
Net Debt / Cash From Operations (1) (2)			0.98

(1) Latest 4 quarters
(2) Debt, net of $1.101 billion of cash and cash equivalents as of September 30, 2020

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three and Nine months ended

September 30, 2020 and 2019

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2020		September 30, 2019		September 30, 2020		September 30, 2019
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,585,142	100.0%	$1,502,891	100.0%	$4,528,364	100.0%	4,493,296	100.0%
Operating charges:
Salaries, wages and benefits	660,610	41.7%	653,792	43.5%	1,909,216	42.2%	1,897,144	42.2%
Other operating expenses	366,754	23.1%	344,681	22.9%	1,086,669	24.0%	1,017,833	22.7%
Supplies expense	283,829	17.9%	263,462	17.5%	781,778	17.3%	777,309	17.3%
Depreciation and amortization	78,388	4.9%	76,318	5.1%	234,756	5.2%	226,489	5.0%
Lease and rental expense	17,641	1.1%	16,235	1.1%	50,224	1.1%	45,270	1.0%
Subtotal-operating expenses	1,407,222	88.8%	1,354,488	90.1%	4,062,643	89.7%	3,964,045	88.2%
Income from operations	177,920	11.2%	148,403	9.9%	465,721	10.3%	529,251	11.8%
Interest expense, net	205	0.0%	305	0.0%	1,339	0.0%	828	0.0%
Other (income) expense, net	-	-	13	0.0%	-	-	(32)	(0.0)%
Income before income taxes	$177,715	11.2%	$148,085	9.9%	$464,382	10.3%	$528,455	11.8%

All Acute Care Hospital Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2020		September 30, 2019		September 30, 2020		September 30, 2019
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,610,003	100.0%	$1,528,535	100.0%	$4,598,558	100.0%	4,575,088	100.0%
Operating charges:
Salaries, wages and benefits	660,694	41.0%	653,792	42.8%	1,909,415	41.5%	1,897,144	41.5%
Other operating expenses	391,642	24.3%	370,325	24.2%	1,156,909	25.2%	1,099,625	24.0%
Supplies expense	283,827	17.6%	263,462	17.2%	781,776	17.0%	777,309	17.0%
Depreciation and amortization	78,388	4.9%	76,318	5.0%	234,756	5.1%	226,489	5.0%
Lease and rental expense	17,641	1.1%	16,235	1.1%	50,224	1.1%	45,270	1.0%
Subtotal-operating expenses	1,432,192	89.0%	1,380,132	90.3%	4,133,080	89.9%	4,045,837	88.4%
Income from operations	177,811	11.0%	148,403	9.7%	465,478	10.1%	529,251	11.6%
Interest expense, net	205	0.0%	305	0.0%	1,339	0.0%	828	0.0%
Other (income) expense, net	-	-	13	0.0%	-	-	(32)	(0.0)%
Income before income taxes	$177,606	11.0%	$148,085	9.7%	$464,139	10.1%	$528,455	11.6%

(a) Includes CARES Act and other grant income of $4 million and $161 million recorded in the three and nine-months periods ended September 30, 2020, respectively.

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2019 and Form 10-Q for the quarter ended June 30, 2020.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three and Nine months ended

September 30, 2020 and 2019

(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2020		September 30, 2019		September 30, 2020		September 30, 2019
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,276,975	100.0%	1,261,774	100.0%	$3,801,606	100.0%	3,807,798	100.0%
Operating charges:
Salaries, wages and benefits	683,441	53.5%	683,345	54.2%	2,024,303	53.2%	2,027,271	53.2%
Other operating expenses	230,060	18.0%	239,548	19.0%	694,978	18.3%	714,310	18.8%
Supplies expense	51,811	4.1%	50,336	4.0%	153,827	4.0%	148,660	3.9%
Depreciation and amortization	43,985	3.4%	41,595	3.3%	130,258	3.4%	123,089	3.2%
Lease and rental expense	10,067	0.8%	10,910	0.9%	31,854	0.8%	32,248	0.8%
Subtotal-operating expenses	1,019,364	79.8%	1,025,734	81.3%	3,035,220	79.8%	3,045,578	80.0%
Income from operations	257,611	20.2%	236,040	18.7%	766,386	20.2%	762,220	20.0%
Interest expense, net	354	0.0%	359	0.0%	1,079	0.0%	1,103	0.0%
Other (income) expense, net	526	0.0%	1,058	0.1%	2,337	0.1%	1,842	0.0%
Income before income taxes	$256,731	20.1%	$234,623	18.6%	$762,970	20.1%	$759,275	19.9%

All Behavioral Health Care Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2020		September 30, 2019		September 30, 2020		September 30, 2019
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,299,591	100.0%	1,291,816	100.0%	$3,864,823	100.0%	3,898,440	100.0%
Operating charges:
Salaries, wages and benefits	684,575	52.7%	690,084	53.4%	2,027,223	52.5%	2,049,731	52.6%
Other operating expenses	253,779	19.5%	363,328	28.1%	765,006	19.8%	891,250	22.9%
Supplies expense	51,858	4.0%	50,692	3.9%	153,861	4.0%	149,809	3.8%
Depreciation and amortization	45,154	3.5%	42,436	3.3%	134,081	3.5%	127,327	3.3%
Lease and rental expense	10,734	0.8%	11,822	0.9%	34,151	0.9%	35,185	0.9%
Subtotal-operating expenses	1,046,100	80.5%	1,158,362	89.7%	3,114,322	80.6%	3,253,302	83.5%
Income from operations	253,491	19.5%	133,454	10.3%	750,501	19.4%	645,138	16.5%
Interest expense, net	433	0.0%	359	0.0%	1,184	0.0%	1,103	0.0%
Other (income) expense, net	526	0.0%	(4,924)	(0.4)%	2,337	0.1%	(4,138)	(0.1)%
Income before income taxes	$252,532	19.4%	$138,019	10.7%	$746,980	19.3%	$648,173	16.6%

(a) Includes the reversal of CARES Act and other grant income of $9 million and CARES Act and other grant income of $52 million recorded in the three and nine-months periods ended September 30, 2020, respectively.

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments, lawsuits and reserves established in connection with the government's investigation of our behavioral health care facilities, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2019 and Form 10-Q for the quarter ended June 30, 2020.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months as well as the results of certain facilities that were closed or restructured during the past year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months Ended
September 30, 2020 and 2019

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	09/30/20	09/30/19	% change	09/30/20	09/30/19	% change

Hospitals owned and leased	26	26	0.0%	330	327	0.9%
Average licensed beds	6,451	6,387	1.0%	23,566	23,637	-0.3%
Average available beds	6,279	6,211	1.1%	23,464	23,536	-0.3%
Patient days	383,958	356,914	7.6%	1,563,259	1,623,465	-3.7%
Average daily census	4,173.5	3,879.5	7.6%	16,991.9	17,646.4	-3.7%
Occupancy-licensed beds	64.7%	60.7%	6.5%	72.1%	74.7%	-3.4%
Occupancy-available beds	66.5%	62.5%	6.4%	72.4%	75.0%	-3.4%
Admissions	71,682	79,285	-9.6%	115,569	122,709	-5.8%
Length of stay	5.4	4.5	19.0%	13.5	13.2	2.2%

Inpatient revenue	$8,137,264	$7,004,832	16.2%	$2,487,568	$2,536,504	-1.9%
Outpatient revenue	4,128,549	4,477,277	-7.8%	243,600	257,690	-5.5%
Total patient revenue	12,265,813	11,482,109	6.8%	2,731,168	2,794,194	-2.3%
Other revenue	127,396	114,026	11.7%	53,105	57,602	-7.8%
Gross hospital revenue	12,393,209	11,596,135	6.9%	2,784,273	2,851,796	-2.4%
Total deductions	10,783,206	10,067,600	7.1%	1,484,682	1,559,980	-4.8%
Net hospital revenue	$1,610,003	$1,528,535	5.3%	$1,299,591	$1,291,816	0.6%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	09/30/20	09/30/19	% change	09/30/20	09/30/19	% change

Hospitals owned and leased	26	26	0.0%	312	312	0.0%
Average licensed beds	6,451	6,387	1.0%	23,440	23,350	0.4%
Average available beds	6,279	6,211	1.1%	23,338	23,249	0.4%
Patient days	383,958	356,914	7.6%	1,556,152	1,609,071	-3.3%
Average daily census	4,173.5	3,879.5	7.6%	16,914.7	17,489.9	-3.3%
Occupancy-licensed beds	64.7%	60.7%	6.6%	72.2%	74.9%	-3.7%
Occupancy-available beds	66.5%	62.5%	6.3%	72.5%	75.2%	-3.7%
Admissions	71,682	79,285	-9.6%	114,902	121,345	-5.3%
Length of stay	5.4	4.5	19.0%	13.5	13.3	2.1%

Universal Health Services, Inc.
Selected Hospital Statistics
For the Nine Months Ended
September 30, 2020 and 2019

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	09/30/20	09/30/19	% change	09/30/20	09/30/19	% change

Hospitals owned and leased	26	26	0.0%	330	327	0.9%
Average licensed beds	6,451	6,376	1.2%	23,591	23,792	-0.8%
Average available beds	6,279	6,200	1.3%	23,488	23,692	-0.9%
Patient days	1,071,830	1,084,534	-1.2%	4,620,471	4,874,801	-5.2%
Average daily census	3,911.8	3,972.6	-1.5%	16,863.0	17,856.4	-5.6%
Occupancy-licensed beds	60.6%	62.3%	-2.7%	71.5%	75.1%	-4.8%
Occupancy-available beds	62.3%	64.1%	-2.8%	71.8%	75.4%	-4.7%
Admissions	213,658	238,827	-10.5%	339,356	368,103	-7.8%
Length of stay	5.0	4.5	10.5%	13.6	13.2	2.8%

Inpatient revenue	$22,695,513	$21,220,471	7.0%	$7,298,466	$7,568,129	-3.6%
Outpatient revenue	12,204,970	13,137,199	-7.1%	719,513	792,929	-9.3%
Total patient revenue	34,900,483	34,357,670	1.6%	8,017,979	8,361,058	-4.1%
Other revenue	513,423	337,369	52.2%	223,212	168,341	32.6%
Gross hospital revenue	35,413,906	34,695,039	2.1%	8,241,191	8,529,399	-3.4%
Total deductions	30,815,348	30,119,951	2.3%	4,376,368	4,630,959	-5.5%
Net hospital revenue	$4,598,558	$4,575,088	0.5%	$3,864,823	$3,898,440	-0.9%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	09/30/20	09/30/19	% change	09/30/20	09/30/19	% change

Hospitals owned and leased	26	26	0.0%	312	312	0.0%
Average licensed beds	6,451	6,376	1.2%	23,441	23,333	0.5%
Average available beds	6,279	6,200	1.3%	23,339	23,233	0.5%
Patient days	1,071,830	1,084,534	-1.2%	4,598,843	4,823,337	-4.7%
Average daily census	3,911.8	3,972.6	-1.5%	16,784.1	17,667.9	-5.0%
Occupancy-licensed beds	60.6%	62.3%	-2.7%	71.6%	75.7%	-5.4%
Occupancy-available beds	62.3%	64.1%	-2.8%	71.9%	76.0%	-5.4%
Admissions	213,658	238,827	-10.5%	337,566	363,608	-7.2%
Length of stay	5.0	4.5	10.5%	13.6	13.3	2.7%